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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-42051) of Integrated Surgical Systems, Inc. and in the related Prospectus of our report dated February 26, 1998, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.

     We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44093) pertaining to the 1995 Stock Option Plan of Integrated Surgical Systems, Inc. of our report dated February 26, 1998, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

Sacramento, California
March 23, 1998